March 20, 1996

Dear Shareholder:

The Directors and Officers of The Somerset Group, Inc. (the "Corporation") join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 24, 1996, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana.

We hope you plan to attend the annual meeting where we will review our past performance and our plans for the future.

The formal notice of the annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to assure that your votes on the business matters of the meeting will be recorded. Returning the proxy does not affect your right to vote in person on all matters brought before the meeting.


                              Sincerely,





                              Robert H. McKinney
                              Chairman







                              FIRST INDIANA PLAZA
                              135 NORTH PENNSYLVANIA STREET
                              SUITE 2800
                              INDIANAPOLIS, IN  46204
                              (317) 634-1400



                          THE SOMERSET GROUP, INC.
                        135 North Pennsylvania Street
                                  Suite 2800
                         Indianapolis, Indiana  46204

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Somerset Group, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Somerset Group, Inc. (the "Corporation") will be held on
Wednesday, April 24, 1996, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor,
Indianapolis, Indiana, to consider and take action on the following matters:

1. Election of Directors. The election of directors as set forth in the Proxy Statement.

2. Other Business. The transaction of such other business as properly may come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on March 4, 1996 are entitled to vote at the meeting or any adjournment thereof.



                                   By order of the Board of Directors




                                   Sharon J. Sanford
                                   Secretary


March 20, 1996



                                  IMPORTANT

PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY.  NO POSTAGE IS
NECESSARY IF MAILED IN THE UNITED STATES.



                          THE SOMERET GROUP, INC.
                        135 North Pennsylvania Street
                                  Suite 2800
                         Indianapolis, Indiana  46204
                                (317) 634-1400


                               PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of The Somerset Group, Inc. (the "Corporation") for use at the annual meeting of shareholders to be held on Wednesday, April 24, 1996, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana, and any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement and accompanying form of proxy are first being sent or given to shareholders on or about March 20, 1996.

     The election of directors will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of Common Stock is entitled to vote for as many persons as there are directors to be elected. Any other matters to come before the Annual Meeting will be determined by a majority of the shares present in person or represented by proxy. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director or for or against any other matter to come before the Annual Meeting.

     A proxy in the enclosed form, if properly executed, duly returned to the Corporation and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the four persons nominated for election as directors referred to herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented thereby on such matters in accordance with their best judgment. Other than the election of directors, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Execution of a proxy given in response to this solicitation will not affect a shareholders's right to attend and to vote in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Corporation in writing or at the Annual Meeting or by providing a proxy bearing a later date.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record as of the close of business on March 4, 1996 will be entitled to vote at the Annual Meeting. On March 11, 1996, the Corporation distributed one additional share of stock for every four shares owned by shareholders of record on February 29, 1996 (the "Stock Split"). As a result, shares issued in the Stock Split may be voted by the recipients thereof at the Annual Meeting. All share information pertaining to the Corporation's shares of stock has been restated to reflect the Stock Split. The Corporation has only one class of stock, its common stock, of which 2,047,927 shares were outstanding as of the close of business on March 4, 1996.

     The following table shows, as of March 4, 1996, the number and percentage of shares of common stock owned beneficially by (i) each person who owned beneficially more than 5% of the issued and outstanding common stock of the Corporation and (ii) executive officers and directors as a group:

        Name and Address                                    Percent
          of Beneficial            Amount and Nature of        of
                Owner                Beneficial Ownership     Class

   Robert H. McKinney
   135 N. Pennsylvania St., Suite 2800
   Indianapolis, Indiana 46204         958,236(1)              45.3%

   Marni McKinney
   135 N. Pennsylvania St., Suite 2800
   Indianapolis, Indiana 46204         958,236(1)              45.3%

   Marvin C. Schwartz
   c/o Neuberger & Berman
   605 Third Avenue
   New York, New York 10158            149,375(2)               7.3%

   William L. Elder
   Southern Indiana Railway, Inc.
   320 N. Meridian Street, Room 911
   Indianapolis, Indiana 46204         103,157(3)               5.0%

   All executive officers and directors
    as a group (9 persons)            1,145,355(4)             52.6%

   Unless otherwise noted, the above named persons have sole voting power and sole investment power.

(1) These shares are beneficially owned by a group consisting of Robert H. McKinney and Marni McKinney. Robert H. McKinney is deemed to be a beneficial owner as specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 444,987 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney and Kevin K. McKinney. The total held by the group also includes 13,915 shares owned directly by Mr. McKinney, 22,690 shares owned of record by his wife, and 45,250 shares subject to options granted under the Corporation's Stock Incentive Plans. The total held by the group also includes 381,631 shares held in two irrevocable trusts of which Marni McKinney is the Trustee and which were established by Mr. McKinney for the benefit of his children. The above number also includes 25,388 shares which Ms. McKinney owns individually and 24,375 shares subject to options granted under the Corporation's Stock Incentive Plans.


(2) This information is taken from the Schedule 13D Report dated February 26, 1992, and filed by the shareholder with the Securities and Exchange Commission concerning shares held by it. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing.

(3) Includes 96,907 shares which Mr. Elder owns individually and 6,250 shares subject to options granted under the 1991
         Director Stock Option Plan.

(4) Includes 106,125 shares subject to options granted under the Corporation's Stock Incentive Plans and 25,000 shares subject to options granted under the 1991 Director Stock Option Plan.

                    PROPOSAL NO. 1:  ELECTION OF DIRECTORS

  Four directors are to be elected. H. J. Baker, William L. Elder, and Marni McKinney have been nominated for a term of three years and until their successors are elected and qualified. Mr. William F. McConnell, Jr. has been nominated for a term of one year and until his successor is elected and qualified. Mr. McConnell was elected as a director by the Board of Directors on February 14, 1996 to serve until the Annual Meeting. If, at the time of the 1996 Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

  The Board of Directors unanimously recommends the election of the following nominees:

  Name, Age, Principal                      Common Stock
  Occupation(s) and                         Beneficially          Percent
  Business Experience       Director           Owned on              of
  During Past 5 Years         Since          March 4, 1996         Class

The NOMINEES for election
  are:

H. J. Baker, Age 68           1986             7,812(1)               (2)
  Chairman Emeritus, BMW
  Constructors, Inc., industrial
  mechanical contractors; Director
  of First Indiana Corporation and
  Lilly Industries, Inc.

William L. Elder, Age 73      1986           103,157(1)              5.0%
  Formerly Chairman of Southern
  Indiana Commerce Corporation;
  formerly President of Southern
  Indiana Railway, Inc.; formerly
  Director of Merchants National
  Corporation, a bank holding company,
  and Merchants National Bank and
  Trust Company.

William F. McConnell, Age 46   1996                -0-                (2)
  Senior Vice President and Chief
  Operating Officer of Resort
  Condominiums International, Inc.;
  formerly Consulting Managing
  Partner of Andersen Consulting.

 Name, Age, Principal                     Common Stock
  Occupation(s) and                        Beneficially             Percent
  Business Experience       Director        Owned on                   of
  During Past 5 Years         Since        March 4, 1996             Class

Marni McKinney, Age 39       1987              958,236(3)             45.3%
 President and Chief Executive
 Officer of the Corporation; Vice
 Chairman and Director of First
 Indiana Corporation and First Indiana
 Bank, A Federal Savings Bank; formerly
 President and Chief Operating Officer
 of the Corporation (1993-1995) and
 Executive Vice President of the
 Corporation (1987-1992); Vice
 Chairman of, and formerly Vice
 President and Director of Strategic
 Planning of, First Indiana Bank, A
 Federal Savings Bank; formerly Vice
 President of First Indiana Corporation.

Directors whose term expires
  in 1997:

Douglas W. Huemme, Age 54          1990          6,250(1)              (2)
 Chairman, President and Chief
 Executive Officer, Lilly
 Industries, Inc., industrial coatings;
 Director of First Indiana Corporation;
 formerly Vice President and Group
 Executive - Chemicals
 Group, Whittaker Corporation.

Kevin K. McKinney, Age 38          1990          17,692(4)             (2)
 Vice President of the
 Corporation; Publisher of NUVO
 Newsweekly and Chairman and President
 of NUVO, Inc.; formerly President;
 Mid America Media; formerly
 Chairman, Indianapolis Extra,
 Ltd.

 Name, Age, Principal                       Common Stock
  Occupation(s) and                           Beneficially           Percent
  Business Experience       Director            Owned on                of
  During Past 5 Years         Since           March 4, 1996           Class

Directors whose terms expire
  in 1998:

Robert H. McKinney, Age 70     1985              958,236(5)            45.3%
 Chairman of the Corporation;
 Chairman and Chief Executive
 Officer of First Indiana Corporation,
 a savings and loan holding
 company; Chairman of First
 Indiana Bank, A Federal Savings
 Bank; formerly, Chief Executive Officer
 of the Corporation (1984-1995);
 retired Partner of Bose McKinney &
 Evans, attorneys; Director of First
 Indiana Corporation and Lilly
 Industries, Inc.; Chairman, Federal
 Home Loan Bank Board (1977-1979).

Michael L. Smith, Age 47       1988               18,875(6)              (2)
 President of Somerset Financial
 Services, a division of the
 Corporation; formerly Chairman,
 Director, President and Chief
 Executive Officer, Mayflower
 Group, Inc., diversified transportation
 services; Director of First Indiana
 Corporation and Acordia, Inc.
______________

(1) Includes 6,250 shares subject to options granted under the 1991 Director Stock Option Plan.

(2) The number of shares represents less than 1% of the outstanding shares of the Corporation.

(3) See note (1) to the table under heading "Voting Securities and Principal Holders Thereof" above. Ms. McKinney is a daughter of Robert H. McKinney and a sister of Kevin K. McKinney.

(4) Includes 11,192 shares owned directly and 6,500 shares subject to options granted under the Corporation's Stock Incentive
      Plans. Mr. McKinney is a son of Robert H. McKinney and a brother of Marni McKinney.

(5) See note (1) to the table under heading "Voting Securities and Principal Holders Thereof" above.

(6) Includes 125 shares owned directly, 6,250 shares subject to options granted under the 1991 Director Stock Option Plan and 12,500 shares subject to options granted under the Corporation's Stock Incentive Plans.

   The Board of Directors met five times during the Corporation's last fiscal year. All directors attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

   Nominees for election as a director of the Corporation are selected by the Board of Directors.

                 Certain Committees of the Board of Directors

   Among other committees, the Board of Directors has an Audit
Committee, a Compensation and Policy Committee and a Stock
Administration Committee.

   The functions of the Audit Committee are: (1) to review audits of the accounting records of the Corporation and its financial statements performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statements and internal controls, (3) to recommend to the Board the engagement or discharge of the independent auditors and (4) to perform such other functions as the Committee deems necessary or desirable. The members of the Audit Committee are: H. J. Baker (Chairman), William L. Elder and Douglas W. Huemme. (Mr. Elder replaced Michael L. Smith on the Audit Committee upon Mr. Smith becoming an officer of the Corporation in January of 1996.) The Committee did not meet during the last fiscal year of the Corporation as the full Board of Directors performed the Audit Committee's duties during that year.

   The functions of the Compensation and Policy Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the officers and key employees of the Corporation and its subsidiaries and review other policy matters. The members of the Compensation and Policy Committee are: William L. Elder (Chairman), Douglas W. Huemme and Michael L. Smith. The Committee met three times during the last fiscal year of the Corporation.

   The functions of the Stock Administration Committee are to administer and grant stock options, stock appreciation rights and performance shares under the Corporation's 1986 and 1991 Stock Incentive Plans and to exercise certain discretionary authority under the Corporation's 401(k) Savings Plan. Members of the Stock Administration Committee are: Douglas W. Huemme (Chairman), H. J. Baker and William L. Elder. (Mr. Elder replaced Michael L. Smith on the Stock Administration Committee upon Mr. Smith becoming an officer of the Corporation in January of 1996.) The Committee met twice during the last fiscal year of the Corporation.

                             Certain Transactions

   In May 1995, the Corporation extended from June 1, 1995 to June 1, 1996 the maturity date of a promissory note payable to the Corporation by NUVO, Inc. The promissory note resulted from the sale of assets by the Corporation to Nuvo, Inc. in 1990. Robert H. McKinney, Marni McKinney, and Kevin K. McKinney are shareholders and directors of NUVO, Inc., and Kevin K. McKinney is the Chairman and President of NUVO, Inc. The principal amount of the promissory note is approximately $90,000, and the promissory note bears interest at the rate of nine percent (9.0%) per annum. The promissory note is secured by a security interest in substantially all of the assets of NUVO, Inc., and the note is current as of the date hereof.

                          COMPENSATION OF DIRECTORS
                          AND EXECUTIVE COMPENSATION


   (a)  Summary Compensation Table.

   The following table sets forth the compensation awarded to, earned by, or paid by the Corporation during the last three fiscal years to Mr. McKinney as Chairman and Chief Executive Officer of the Corporation during that period, and to the one executive officer whose cash compensation in 1995 exceeded $100,000. The numbers of stock options set forth below have been adjusted to reflect the Stock Split.

                                                  Long Term
                                                Compensation
                         Annual Compensation      Awards

                                          Restricted   Securities     All
   Name and                                Stock      Underlying      Other
   Principal      Salary  Bonus    Awards  Options    Compensation
  Position          Year  ($)       ($)      ($)           (#)         ($)


Robert H. McKinney1995   $75,000   $13,259     --         4,375    $3,132(2)
Chairman and Chief1994     5,000   $30,000   $122,500(1)  4,375    $1,135
Executive Officer 1993   $75,563   $ 6,024     --         4,375    $1,553
of the Corporation

Joseph M. Richter 1995   $95,300   $16,256       --       3,125    $  810(2)
Executive Vice    1994   $95,300     000         --       3,125    $1,464
President and     1993   $90,202   $ 6,600       --       3,125    $1,654
Chief Financial Officer
of the Corporation

(1) Represents the market value on the date of grant of 12,500 shares of restricted stock granted to Mr. McKinney under the 1991 Stock Incentive Plan. The restricted stock had a market value of $175,000 on December 31, 1995. The restricted stock will vest on March 31, 1997 if the Corporation attains certain performance targets and receives dividends in the same manner and to the same extent as unrestricted shares of the Corporation's Common Stock.

(2) Consists of premiums during 1995 for term life insurance policies for Messrs. McKinney and Richter in the amounts of $2,820 and $576, respectively, and the Corporation's contributions to the Corporation's 401(k) Savings Plan during 1995 for the accounts of Messrs. McKinney and Richter in the amounts of $312 and $234, respectively.


    (b)  Options Tables.

    The following table sets forth the grants of stock options made during fiscal year 1995 to Mr. McKinney and Mr. Richter. The numbers of stock options and exercise prices set forth below have been adjusted to reflect the Stock Split.

                    Number
                        of       % of Total
                    Securities   Options
                    Underlying   Granted to   Exercise
                    Options      Employees    or Base
                    Granted      in Fiscal      Price
       Name           (#)        Year 1995    ($/Share)  Expiration Date
Robert H. McKinney  4,375        31.8%         $10.60      April 27, 2005
Joseph M. Richter   3,125        22.7%         $10.60      April 27, 2000

     The following table sets forth on an aggregate basis each exercise of stock options during fiscal year 1995 by Mr. McKinney and Mr.
Richter, and the December 31, 1995 value of the unexercised options of each such executive officer. The numbers of shares and stock options set forth below have been adjusted to reflect the Stock Split.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND
                        FISCAL YEAR-END OPTION VALUES

                                 Number of Securities
                                Underlying Unexercised    Value of Unexercised
                 Shares              Options at        In-the-Money Options at
              Acquired On  Value   December 31, 1995       December 31, 1995
  Name         Exercise   Realized Exercise Unexercise    Exercise Unexercise

Robert H. McKinney --         --    37,750     --        $235,081  $   --
Joseph M. Richter 2,500   $15,000    9,375   6,250       $ 75,824  $21,875



    (c) Compensation of Directors.

    During the Corporation's last fiscal year, directors who are not salaried officers received a quarterly fee of $1,250 per quarter, a fee of $500 for each Board meeting attended, and a fee of $300 for each Board committee meeting attended.

    Under the Corporation's 1991 Director Stock Option Plan, the plan provides for the issuance of non-qualified options to purchase 1,250 shares to each outside director of the Corporation on August 14, 1991 and thereafter on the date of each annual meeting of shareholders. No option is exercisable during the period of one year following the date of grant of such option, and options granted under the plan must specify an exercise price of not less than 100% of the market price of the shares at the date of grant.


                            SHAREHOLDER PROPOSALS

    Proposals of Shareholders intended to be presented at the next annual meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 20, 1996. Any such proposals should be sent to the attention of the Secretary of the Corporation. Shareholder proposals not included in the Corporation's 1997 proxy solicitation materials must, in order to be considered at the 1997 Annual Meeting, be submitted in writing to the Secretary of the Corporation at least sixty days before the date of the 1997 Annual Meeting, or, if the 1997 Annual Meeting is held prior to March 24, 1997, within ten days after notice of the Annual Meeting is mailed to shareholders. The Board of Directors of the Corporation will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 1997 proxy solicitation materials or consideration at the 1997 Annual Meeting.


                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met, other than each of the McKinney Family, L.P. and Marni McKinney did not timely file one such report.


                  FINANCIAL STATEMENTS AND OTHER INFORMATION

    The Corporation's financial statements for the fiscal year ended December 31, 1995, were audited by KPMG Peat Marwick LLP ("Peat Marwick"). The Corporation has selected Peat Marwick as its independent auditor for the fiscal year ending December 31, 1996. Representatives of Peat Marwick are expected to attend the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    The Annual Report of the Corporation for the year ended December 31, 1995, including audited financial statements, has been mailed to the shareholders. The Annual Report is not to be considered as proxy solicitation material.


                                OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.


                           EXPENSES OF SOLICITATION

    The entire expense of preparing, assembling, printing and mailing the proxy form and material used in the solicitation of proxies will be paid by the Corporation. The solicitation will not be made by specially engaged employees or paid solicitors. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable or personal interview.


    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Therefore, shareholders who do not expect to attend in person are urged to execute and return the proxy.

                                        For the Board of Directors,



                                        Sharon J. Sanford
                                        Secretary

March 20, 1996